CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Variable Insurance Funds of our reports dated February 18, 2020, relating to the financial statements and financial highlights, which appear in Balanced Portfolio, Capital Growth Portfolio, Diversified Value Portfolio, Equity Income Portfolio, Global Bond Index Portfolio, Growth Portfolio, High Yield Bond Portfolio, International Portfolio, Money Market Portfolio, Short-Term Investment-Grade Portfolio, Small Company Growth Portfolio, Total Bond Market Index Portfolio, Conservative Allocation Portfolio, Moderate Allocation Portfolio, Equity Index Portfolio, Mid-Cap Index Portfolio, Real Estate Index Portfolio, Total International Stock Market Index Portfolio and Total Stock Market Index Portfolio’s Annual Reports on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 24, 2020